                                                                   EXHIBIT 99.3

              ADDITIONAL STATEMENTS REQUIRED BY RULE 17G-1(G)(2)

The attached chart includes the amount of the single insured bond which the Funds would have provided and maintained had it not been named as an insured under a joint insured bond as well as the allocation among the Funds, and their respective series, that was approved by the Board. The premium on the joint insured bond has been paid through September 1, 2008.

                  FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION

                                                                  ALLOCATION OF PREMIUM AMOUNT OF MINIMUM   AMOUNT OF
                                                     NET ASSETS      PER REGISTRANT     BOND REQUIREMENT  BOND COVERAGE
                                                   -------------- --------------------- ----------------- -------------
                                                                      (IN DOLLARS)        (IN DOLLARS)    (IN DOLLARS)
FUND # FUND NAME
   Blue Chip Growth Fund..........................     69,866,962           227
   Growth Opportunities Fund......................     71,224,279           231
   New Century Fund...............................    114,152,023           371
   Growth and Income Fund.........................    111,825,407           363
   SunAmerica Disciplined Growth Fund.............     54,673,838           178
   International Small Cap Fund...................     35,951,274           117
   Value Fund.....................................    235,116,418           764
   Balanced Assets Fund...........................    156,112,125           507
   International Equity Fund......................    124,446,006           405
   TOTAL SUNAMERICA EQUITY SERIES................. $  973,368,332        $3,163            $1,000,000      $1,250,000
   SunAmerica Strategic Bond Fund.................    793,375,989         1,894
   SunAmerica GNMA Fund...........................    388,181,093           927
   SunAmerica Tax Exempt Insured Fund.............     56,026,541           134
   SunAmerica U.S. Government Securities Fund.....    177,705,154           424
   SunAmerica High Yield Bond Fund................    386,445,346           922
   TOTAL SUNAMERICA INCOME SERIES................. $1,801,734,123        $4,301            $1,500,000      $1,700,000
   Money Market Fund..............................  1,351,652,134         3,507
   Municipal Money Market Fund....................    111,120,257           288
   TOTAL SUNAMERICA MONEY MARKET.................. $1,462,772,392        $3,795            $1,250,000      $1,500,000
   SunAmerica Senior Floating Rate Fund, Inc......    369,571,103         1,898
   TOTAL SUNAMERICA SENIOR FLOATING RATE.......... $  369,571,103        $1,898            $  750,000      $  750,000
   Focused Small-Cap Growth Portfolio.............    324,082,292           317
   Focused Equity Strategy Portfolio..............  598,625,891.5           586
   Focused Fixed Income Strategy Portfolio........   24,658,116.5            24
   Focused Fixed Income and Equity Strategy
     Portfolio....................................     60,981,367            60
   Focused Balanced Strategy Portfolio............    431,558,615           423
   Focused Multi-Asset Strategy Portfolio.........    860,366,159           842
   Focused Dividend Strategy Portfolio............    190,572,501           187
   Focused International Equity Portfolio.........    377,291,808           369
   Focused Growth Portfolio.......................    520,695,578           510
   Focused Large-Cap Value Portfolio..............    234,332,506           229
   Focused Value Portfolio........................     98,818,407            97
   Focused Growth and Income Portfolio............    597,232,141           585
   Focused Growth Portfolio.......................     93,566,827            92
   Focused Small-Cap Value Portfolio..............    289,695,501           284
   Focused Large-Cap Growth Portfolio.............    775,164,769           759
   Focused StarALPHA Portfolio....................    127,948,319           125
   Focused Value Portfolio........................    780,180,902           764
   Focused Technology Portfolio...................     74,256,599            72
   TOTAL SUNAMERICA FOCUSED SERIES................ $6,460,028,298        $6,325            $2,500,000      $2,500,000
   Money Market Portfolio.........................     13,522,731            19
   Growth Portfolio...............................    839,502,702         1,154
   Government & Quality Bond Portfolio............  1,054,624,735         1,450
   Strategic Multi-Asset Portfolio................     39,174,505            54
   Multi-Asset Portfolio..........................     45,779,216            63
   Capital Appreciation Portfolio.................  1,702,248,765         2,341
   Growth and Income Portfolio....................     17,262,898            24
   Natural Resources Portfolio....................    483,252,657           665
   Asset Allocation Portfolio.....................    404,279,364           555
   TOTAL ANCHOR SERIES TRUST...................... $4,599,647,573        $6,325            $2,500,000      $2,500,000
   Focus TechNet Portfolio........................     44,586,972            56
   Focus Value Portfolio..........................    178,656,676           224
   Cash Management Portfolio......................    100,458,029           126
   Multi-Managed Growth Portfolio.................    162,665,648           204
   Strategic Fixed Income Portfolio...............    102,797,081           129
   Multi-Managed Moderate Growth Portfolio........    310,672,898           389
   Multi-Managed Income/Equity Portfolio..........    240,454,910           301
   Multi-Managed Income Portfolio.................    160,752,169           201
   Asset Allocation: Diversified Growth Portfolio.    395,806,575           495
   Large Cap Growth Portfolio.....................    264,743,190           331
   Stock Portfolio................................    318,667,248           399
   Large Cap Composite Portfolio..................     54,400,740            68
   Large Cap Value Portfolio......................    366,490,979           459
   Mid Cap Growth Portfolio.......................    179,306,748           224
   Mid Cap Value Portfolio........................    248,095,448           310
   Small Cap Portfolio............................    215,497,637           270
   International Equity Portfolio.................    445,790,891           558
   Diversified Fixed Income Portfolio.............    244,420,979           306
   Focus Growth Portfolio.........................    124,391,273           156
   Focus Growth and Income Portfolio..............     87,949,130           110
   Allocation Balanced............................     93,199,096           117
   Allocation Moderate Strategy...................    195,418,328           244
   Allocation Moderate Growth Strategy............    314,780,315           393
   Allocation Growth Strategy.....................    204,186,163           255
   TOTAL SEASONS SERIES TRUST..................... $5,054,189,124        $6,325            $2,500,000      $2,500,000

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION

                                                                 ALLOCATION OF PREMIUM AMOUNT OF MINIMUM   AMOUNT OF
                                                   NET ASSETS       PER REGISTRANT     BOND REQUIREMENT  BOND COVERAGE
                                                 --------------- --------------------- ----------------- -------------
                                                                     (IN DOLLARS)        (IN DOLLARS)    (IN DOLLARS)
FUND # FUND NAME
   Equity Index Portfolio.......................      35,336,864             19
   Small Company Value Portfolio................      67,183,959             36
   Mid-Cap Growth Portfolio.....................     239,299,076            127
   Capital Growth Portfolio.....................      41,578,436             22
   Blue Chip Growth Portfolio...................      47,277,206             25
   Growth Opportunities Portfolio...............      75,889,178             40
   Technology Portfolio.........................      41,927,619             22
   Marsico Focused Growth Portfolio.............     143,598,216             76
   Small & Mid Cap Value Portfolio..............     390,050,712            207
   Foreign Value Portfolio......................     585,772,294            311
   American Fund Growth Portfolio...............      35,990,664             19
   American Fund Global Growth Portfolio........      31,040,306             16
   American Fund Growth and Income Portfolio....      37,010,479             20
   American Fund Asset Allocation Portfolio.....       9,284,213              5
   Cash Management Portfolio....................     569,935,130            302
   Corporate Bond Portfolio.....................     709,340,860            376
   Global Bond Portfolio........................     169,627,905             90
   High-Yield Bond Portfolio....................     319,887,307            170
   Growth-Income Portfolio......................     555,900,870            295
   Global Equities Portfolio....................     256,275,809            136
   Alliance Growth Portfolio....................     883,163,359            469
   MFS Massachusetts Investors Trust Portfolio..     228,422,385            121
   Fundamental Growth Portfolio.................     170,456,077             90
   International Diversified Equities Portfolio.     566,243,773            300
   Davis Venture Value Portfolio................   2,505,390,459          1,329
   MFS Total Return Portfolio...................   1,152,045,516            611
   Worldwide High Income Portfolio..............      83,741,086             44
   Telecom Utility Portfolio....................      57,733,213             31
   Balanced Portfolio...........................     212,925,345            113
   Equity Opportunities Portfolio...............     217,323,105            115
   Aggressive Growth Portfolio..................     169,579,084             90
   International Growth and Income Portfolio....     564,495,194            299
   Emerging Markets Portfolio...................     365,149,519            194
   Real Estate Portfolio........................     293,517,184            156
   "Dogs" of Wall Street Portfolio..............      90,193,263             49
   TOTAL SUNAMERICA SERIES TRUST................ $11,922,585,667        $ 6,325           $ 2,500,000     $ 2,500,000
   Money Market I Fund..........................     515,320,675            159
   Government Securities Fund...................     103,347,661             32
   Capital Conservation Fund....................     177,269,117             55
   Stock Index Fund.............................   5,315,640,109          1,640
   Social Awareness Fund........................     468,164,839            144
   Mid Cap Index Fund...........................   3,070,226,844            947
   Asset Allocation Fund........................     177,083,226             55
   Small Cap Index Fund.........................   1,217,882,297            376
   Growth & Income Fund.........................     149,369,613             46
   Nasdaq-100 Index Fund........................      83,687,517             26
   Core Equity Fund.............................     453,298,587            140
   Health Sciences Fund.........................     196,356,775             61
   Blue Chip Growth Fund........................     113,213,998             35
   Value Fund...................................      89,476,654             28
   Small Cap Fund...............................     553,590,359            171
   International Government Bond Fund...........     135,680,771             42
   Inflation Protected Fund.....................      15,721,215              5
   Large Capital Growth Fund....................     587,094,515            181
   Broad Cap Value Fund.........................      32,635,493             10
   Foreign Value Fund...........................   1,044,610,250            322
   Global Equity Fund...........................     472,433,570            146
   Large Cap Core Fund..........................      88,143,846             27
   Mid Cap Strategic Growth Fund................     329,345,885            102
   Small Cap Aggressive Growth Fund.............      51,858,980             16
   Small Cap Strategic Growth Fund..............     163,079,587             50
   VALIC Ultra Fund.............................   1,026,342,097            317
   International Equities Fund..................   1,095,457,726            338
   International Growth I Fund..................     668,095,209            206
   Science & Technology Fund....................     966,114,705            298
   Global Strategy Fund.........................     509,635,306            157
   Small Cap Special Values Fund................     386,965,746            119
   Core Value Fund..............................     247,627,838             74
   TOTAL VALIC COMPANY I SERIES................. $20,504,771,006        $ 6,325           $ 2,500,000     $ 2,500,000
   International Small Cap Equity Fund..........     706,094,676          1,066
   Small Cap Growth Fund........................      58,361,649             88
   Mid Cap Growth Fund..........................      81,195,174            123
   Capital Appreciation Fund....................      77,998,845            118
   Large Cap Value Fund.........................     405,788,021            613
   Socially Responsible Fund....................     867,310,940          1,309
   Mid Cap Value Fund...........................     542,619,631            819
   Money Market II Fund.........................     269,456,414            407
   Aggressive Growth Lifestyle Fund.............      79,241,476            120
   Moderate Growth Lifestyle Fund...............     116,253,119            175
   Conservative Growth Lifestyle Fund...........      46,251,865             70
   Core Bond Fund...............................     190,104,517            287
   Strategic Bond Fund..........................     280,036,507            423
   High Yield Bond Fund.........................     201,187,827            303
   Small Cap Value Fund.........................     267,988,382            404
   TOTAL VALIC COMPANY II SERIES................ $ 4,189,889,042        $ 6,325           $ 2,500,000     $ 2,500,000
   2010 High Watermark Fund.....................     244,247,972          1,155
   2015 High Watermark Fund.....................     169,629,938            802
   2020 High Watermark Fund.....................      65,184,565            307
   2025 High Watermark Fund.....................              --             --
   SunAmerica Short Horizon Income Fund.........       2,596,549             13
   TOTAL AIG SERIES TRUST.......................     481,659,024        $ 2,277           $   750,000     $   900,000
   Focused Alpha Growth Fund....................     439,564,303          2,277
   TOTAL FOCUSED ALPHA GROWTH FUND..............     439,564,303        $ 2,277           $   750,000     $   900,000
   Focused Alpha Large-Cap Fund.................     203,703,496          1,897
   TOTAL FOCUSED ALPHA LARGE CAP FUND...........     203,703,496        $ 1,897           $   600,000     $   750,000
GRAND TOTAL                                      $58,463,483,483        $57,558           $21,600,000     $22,750,000